As filed with the Securities and Exchange Commission on January 2, 2025
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________
Grupo Financiero Galicia S.A.
(Exact name of registrant as specified in its charter)
Galicia Financial Group
(Translation of Registrant’s name into English)
__________________________
Argentina
(State or Other Jurisdiction of Incorporation or Organization)
Not Applicable
(I.R.S. Employer Identification Number)
Tte. Gral. Juan D. Perón 430, 25th floor
C1038 AAJ-Ciudad Autónoma de Buenos Aires, Argentina
Tel: +54 11-4343-7528
(Address and Telephone Number of Registrant’s Principal Executive Offices)
_________________________
CT Corporation System
28 Liberty Street
New York, New York 10005
+1-212-894-8940
(Name, Address, and Telephone Number of Agent for Service)
_________________________
Copies of communications, including communications sent to agent for service, should be sent to:

Luciana Denegri Estudio Beccar Varela Tucumán 1, 3rd Floor C1049AAA Ciudad Autónoma de Buenos Aires, Argentina	Tomer Pinkusiewicz Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166 +1 (212) 351-4000
_________________________
Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act.
†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS

Grupo Financiero Galicia S.A.
Up to 11,382,161 American Depositary Shares
Representing up to 113,821,610 Class B Ordinary Shares, par value 1.00 peso per share
This prospectus relates to the resale, from time to time, of up to 11,382,161 American depositary shares (“ADSs”) of Grupo Financiero Galicia S.A. by the selling shareholder identified herein (including its successors in interest and permitted transferees from time to time, the "selling shareholder"), originally issued in a private placement in connection with our purchase from HSBC Latin America B.V. ("HSBC") of its equity stakes in its subsidiaries in Argentina and our acquisition of HSBC's banking, asset management, and insurance businesses in Argentina, which closed on December 6, 2024 (the “Acquisition”). We are registering the securities for resale pursuant to the selling shareholder’s registration rights under that certain share purchase agreement among us, certain affiliates of the selling shareholder and the other parties party thereto, entered into in connection with the Acquisition.
The selling shareholder may sell its ADSs, from time to time, in one or more offerings, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling shareholder may sell the ADSs in a manner including, but not limited to, regular brokerage transactions, in transactions directly with market makers or investors, in privately negotiated transactions or through agents or underwriters it may select from time to time. See “Plan of Distribution” for more information on the methods of sale that may be used by the selling shareholder.
We are not offering any ADSs for sale under this prospectus, and we will not receive any proceeds from the sale of the ADSs by the selling shareholder.
The ADSs, each representing 10 of our Class B ordinary shares, are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “GGAL.” On December 31, 2024, the last reported sale price of our ADSs was US$62.32 per ADS. Our Class B ordinary shares are listed on the Bolsas y Mercados Argentinos S.A. ("ByMA"), and on the Mercado Abierto Electrónico S.A. under the symbol “GGAL.” On December 31, 2024, the last reported sale price of our Class B ordinary shares was Ps.7,450.00 per share, equivalent to US$6.232 per ordinary share based on an exchange rate of Ps.1,195.44 per US$1.
Investing in the securities involves risks that are described in the “Risk Factors” section contained in this prospectus or in our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “SEC”) and in any applicable prospectus supplement and may be described in certain of the documents we incorporate by reference in this prospectus. See “Item 3.D. Risk Factors” beginning on page 6 of our Form 20-F, which is incorporated herein by reference.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 2, 2025.

We are responsible for the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein. We have not authorized any person to give you any other information, and we take no responsibility for any other information that others may give you. This document may only be used where it is legal to sell the securities. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer of the securities in any state where the offer is not permitted.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the SEC using a shelf registration process. Under this shelf registration process, the ADSs in this prospectus may be offered and sold by the selling shareholder from time to time in one or more offerings as described in this prospectus. Each time ADSs are sold we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.
Unless the context otherwise requires, in this prospectus the terms “we,” “us,” “our,” “Grupo Galicia” and “the registrant” refer to Grupo Financiero Galicia S.A. and its consolidated subsidiaries. In this prospectus, references to “pesos” and “Ps.” are to Argentine pesos, and references to “U.S. dollars” and “US$” are to United States dollars.
WHERE YOU CAN FIND MORE INFORMATION
We file periodic reports and other information with the SEC. The SEC maintains a website on which our annual and other reports are made available. In addition, the securities may specify that certain documents are available for inspection at the office of the ADS depositary. We maintain a website at https://www.gfgsa.com. All Internet references in this prospectus are inactive textual references and we do not incorporate website contents into this prospectus.
Upon written or oral request, we will provide to any person, at no cost to such person, including any beneficial owner to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may make such a request by writing or telephoning us at the following address or telephone number:
Grupo Financiero Galicia S.A.
Tte. Gral. Juan D. Perón 430, 25th floor
Ciudad Autónoma de Buenos Aires, Argentina
Tel: +54 11-4343-7528
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents, which are considered part of this prospectus. Information that we file with the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below:
•our annual report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 26, 2024 (our “Form 20-F”), excluding the disclosure under Item 5 and Item 18 therein;
•our report on Form 6-K furnished to the SEC on June 28, 2024, August 22, 2024, August 23, 2024, August 27, 2024, September 12, 2024, October 4, 2024, December 6, 2024, December 11, 2024 and December 20, 2024 (containing our operating and financial review and prospects for the nine months periods ended September 30, 2024 and 2023); and
•our report on Form 6-K furnished to the SEC on November 26, 2024 containing our unaudited interim consolidated financial statements as of and for the three and nine months periods ended September 30, 2024 and 2023, and our report on Form 6-K furnished to the SEC on November 26, 2024 containing (i) our audited consolidated financial statements as of and for the years ended December 31, 2023 and 2022, which have been recast to present the audited consolidated financial statements in the measuring unit current at the end of the reporting period as of September 30, 2024 and (ii) our operating and financial review and prospects for the years ended December 31, 2023 and 2022.

We also incorporate by reference in this prospectus all subsequent annual reports filed with the SEC on Form 20-F under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and those of our reports on Form 6-K furnished to the SEC that we specifically identify as being incorporated by reference in this prospectus after the date hereof and prior to the completion of an offering of securities under this prospectus.
As you read the above documents, this prospectus and any prospectus supplement, you may find inconsistencies in information from one document to another. If you find inconsistencies you should rely on the statements made in the most recent document, including this prospectus and any prospectus supplement. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents we have incorporated by reference.
When acquiring any securities discussed in this prospectus, you should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any “free writing prospectus” that we authorize to be delivered to you. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of those documents.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, that involve substantial risks and uncertainties. All statements other than statements of historical facts contained or incorporated by reference in this prospectus (including statements regarding our future financial position, business strategy, budgets, projected costs and management’s plans and objectives for future operations) are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of such words as “may”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “continue” or other similar terminology. Although we believe that the expectations reflected in these forward-looking statements are reasonable, no assurance can be provided with respect to these statements. Because these statements are subject to risks and uncertainties, actual results may differ materially and adversely from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially and adversely from those contemplated in such forward-looking statements include but are not limited to:
•changes in general political, legal, social or other conditions in Argentina, Latin America or other countries or regions;
•changes in the macroeconomic situation at the regional, national or international levels, and the influence of these changes on the microeconomic conditions of the financial markets in Argentina;
•changes in capital markets in general that may affect policies or attitudes toward lending to Argentina or Argentine companies, including expected or unexpected volatility in domestic or international financial markets;
•financial difficulties of the Argentine government (the “Government”) and its ability (or inability) to restructure or rollover its outstanding debt that is held by international credit entities;
•changes in the Government’s regulations applicable to financial institutions, including tax regulations and changes in, or failures to comply with, banking or other regulations;
•volatility of the Peso and the exchange rates between the Peso and foreign currencies;
•fluctuations in the Argentine rate of inflation, including hyperinflation;
•increased competition in the banking, financial services, credit card services, insurance, asset management, mutual funds and related industries;
•our subsidiaries’ inability to sustain or improve our performance;
•a loss of market share by any of our main businesses;
•our ability to realize cost savings, synergies and other benefits, and effectively manage integration difficulties and other challenges, in connection with the Acquisition;
•a change in the credit cycle, increased borrower defaults and/or a decrease in the fees charged to clients;
•changes in the saving and consumption habits of its customers and other structural changes in the general demand for financial products, such as those offered by Banco Galicia;
•changes in interest rates which may, among other things, adversely affect margins;
•Banco Galicia’s inability to obtain additional debt or equity financing on attractive conditions or at all, which may limit its ability to fund existing operations and to finance new activities;
•technological changes and changes in Banco Galicia’s ability to implement new technologies;

•impact of epidemics or pandemics on the global, regional and national economy, financial activity, global trade -both in terms of volume and prices-, and on our ability to recover from the negative effects of the pandemic (or other future outbreak);
•other factors discussed under “Item 3.D. Risk Factors” in our most recent annual report on Form 20-F, which is incorporated herein by reference.
These statements include our current expectations and assumptions and are not a guarantee of future performance. You should not place undue reliance on forward-looking statements, which speak only as of the date that they were made. Moreover, you should consider these cautionary statements in connection with any written or oral forward-looking statements that we may issue in the future. We do not undertake any obligation to release publicly any revisions to forward-looking statements to reflect later events or circumstances or to reflect the occurrence of unanticipated events.
Should one or more of these factors or situations materialize, or should the underlying assumptions prove to be incorrect, the actual results may differ considerably from those that are described as being foreseen, considered, estimated, expected, predicted or intended in this prospectus.
In light of the risks and uncertainties described above, the forward-looking events and circumstances discussed in this prospectus and the documents incorporated by reference herein might not occur and are not guarantees of future performance. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information or future events or developments. Additional factors affecting our business emerge from time to time and it is not possible for us to predict all of these factors, nor can we assess the impact of all such factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. Although we believe that the plans, intentions and expectations reflected in or suggested by such forward-looking statement are reasonable, we cannot assure you that those plans, intentions or expectations will be achieved. In addition, you should not interpret statements regarding past trends or activities as assurances that those trends or activities will continue in the future.

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ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
Grupo Financiero Galicia S.A. is a stock corporation (sociedad anónima) organized and incorporated under the laws of Argentina. Substantially all of our assets are located outside of the United States. The majority of our directors and officers and certain advisors named herein reside in Argentina or elsewhere outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or such persons or to enforce against us or them in United States courts judgments predicated upon the civil liability provisions of the federal securities laws of the United States.
Judgments of United States courts for civil liabilities based upon the federal securities laws of the United States may be enforced in Argentina, provided that the requirements of Article 517 of the Federal Civil and Commercial Procedure Code of Argentina (if enforcement is sought before federal courts) are met as follows: (i) the judgment, which must be final in the jurisdiction where rendered, was issued by a court competent in accordance with the Argentine principles regarding international jurisdiction and resulted from a personal action, or an in rem action with respect to personal property if such was transferred to Argentine territory during or after the prosecution of the foreign action, (ii) the defendant against whom enforcement of the judgment is sought was personally served with the summons and, in accordance with due process of law, was given an opportunity to defend against foreign action, (iii) the judgment is valid in the jurisdiction where rendered and meets authenticity requirements under Argentine law, (iv) the judgment does not violate the principles of public policy of Argentine law, and (v) the judgment is not contrary to a prior or simultaneous judgment of an Argentine court.
We have been advised by our Argentine counsel that:
•original actions based on the federal securities laws of the United States may be brought in Argentine courts and that, subject to applicable law, Argentine courts may enforce liabilities in such actions against us, our directors, our executive officers and the advisors named in this prospectus; and
•the ability of a judgment creditor to satisfy a judgment by attaching certain assets of ours is limited by provisions of Argentine law.
We have appointed CT Corporation System as agent in New York City to accept service of process.

SUMMARY
Overview
We are one of Argentina’s largest financial services groups with consolidated assets of Ps.22,975,397 million (US$23,664 million) as of September 30, 2024. As a holding company, we do not have operations of our own and conduct our business through our subsidiaries. Banco de Galicia y Buenos Aires S.A.U. (“Banco Galicia” or the “Bank”) is our main subsidiary and one of Argentina’s largest full-service banks.
Banco Galicia is a leading provider of financial services in Argentina. According to information published by the Argentine Central Bank, as of August 31, 2024, Banco Galicia ranked first in terms of assets and deposits and second in terms of loan portfolio among private-sector banks in Argentina. As of the same date, the Bank was also ranked first among private-sector domestic banks in terms of assets, loans and deposits. The Bank’s market share of private sector deposits and of loans to the private sector was 9.99% and 11.91%, respectively, as of September 30, 2024. The market share is calculated based on the Argentine Central Bank data as of September 30, 2024, for private-sector banks, including principal amounts only and excluding foreign residents, where applicable. As of September 30, 2024, Banco Galicia had total assets of Ps.19,114,594 million (US$19,687 million), total loans and other financing of Ps.6,198,773 million (US$6,384 million), total deposits of Ps.13,193,044 million (US$13,588 million), and its shareholders’ equity amounted to Ps.3,566,592 million (US$3,673 million).
Banco Galicia provides a full range of financial services through one of the most extensive and diversified distribution platforms among private-sector financial institutions in Argentina. This distribution platform, as of September 30, 2024, was comprised of 297 full-service banking branches, located throughout the country, 739 ATMs and 1,211 self-service terminals, phone banking and e-banking facilities. Banco Galicia’s customer base, as of September 30, 2024, comprised approximately 4 million customers, who consisted mostly of individuals but who also included more than 29,000 companies. Banco Galicia’s primary clients are classified into four categories or segments (i) retail, (ii) business and small and medium-sized companies (or SMEs), (iii) wholesale, and (iv) financing.
Our goal is to consolidate our position as one of Argentina’s leading comprehensive financial services providers while continuing to strengthen Banco Galicia’s position as one of Argentina’s leading banks. We seek to broaden and complement the operations and businesses of Banco Galicia, through holdings in companies and undertakings whose objectives are related to and/or can produce synergies with financial activities. Our non-banking subsidiaries operate in financial and related activities in which Banco Galicia either cannot participate or in which it can participate only on a limited basis due to restrictive banking regulations.
Recent Developments
The Acquisition
As previously disclosed, on December 6, 2024, we closed the Acquisition and issued the ADSs to which this prospectus relates, to the selling shareholder.

PROSPECTUS SUPPLEMENT
This prospectus provides you with a general description of the securities that may be offered. With respect to a particular offering of the securities registered hereby, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part will be prepared. You should read both this prospectus and any prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” carefully before investing in the securities. The prospectus supplement to be attached to the front of this prospectus will describe the terms of the offering, including the amount and more detailed items of the securities, the initial public offering price, the price paid for the securities, net proceeds, the expenses of the offering, the terms of offers and sales outside of the United States, if any, our capitalization, the nature of the plan of distribution, the other specific terms related to the offering, and any U.S. federal income tax considerations and Argentine tax considerations applicable to the securities. Any information in a prospectus supplement, if any, or information incorporated by reference after the date of this prospectus is considered part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus.
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different information. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
Grupo Financiero Galicia S.A. is a stock corporation organized under the laws of the Republic of Argentina. We maintain our financial books and records and publish our financial statements in pesos.

RISK FACTORS
An investment in our ADSs involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information included in or incorporated by reference in this prospectus, including the section titled “Forward-Looking Statements” including in this prospectus, and the section titled “Risk Factors” and our audited consolidated financial statements and related notes for the year ended December 31, 2023, and our unaudited interim consolidated financial statements and related notes for the three and nine months periods ended September 30, 2024 and 2023, which are each incorporated by reference herein, before deciding to invest in our ADSs. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.
Risks Associated with the Acquisition
Although we expect that the Acquisition will result in cost savings, synergies and other benefits, we may not realize those benefits in the short term because of integration difficulties and other challenges.
The success of our Acquisition of HSBC’s businesses in Argentina will depend in large part on the success of our management in integrating the operations, strategies, technologies and personnel of the two groups following the completion of the Acquisition. We may fail to realize some or all of the anticipated benefits in the short term of the Acquisition if the integration process takes longer than expected or is more costly than expected. Our failure to meet the challenges involved in successfully integrating HSBC’s operations or to otherwise realize any of the anticipated benefits of the Acquisition, including additional cost savings and synergies, could impair our operations. In addition, we anticipate that the overall integration of HSBC’s businesses in Argentina will be a time-consuming and expensive process that, without proper planning and effective and timely implementation, could significantly disrupt our business.
Potential difficulties we may encounter in the integration process include the following:
•the integration of management teams, strategies, technologies and operations, products and services;
•the disruption of ongoing businesses and distraction of their respective management teams from ongoing business concerns;
•the retention of and possible decrease in business from the existing customers of both companies;
•the creation of uniform standards, controls, procedures, policies and information systems;
•the reduction of the costs associated with each company’s operations;
•the integration of corporate cultures and maintenance of employee morale;
•the retention of key employees; and
•potential unknown liabilities associated with the Acquisition, including potential liabilities with respect to labor and employee matters.
The anticipated cost savings, synergies and other benefits of the Acquisition assume a successful integration and are based on projections and other assumptions, which are inherently uncertain. Even if integration is successful, anticipated cost savings, synergies and other benefits may not be achieved.
We have incurred and will continue to incur Acquisition-related costs.
We have incurred and continue to expect to incur Acquisition-related costs, including legal and accounting fees and expenses, and other related charges. We expect to incur additional costs to integrate HSBC's businesses in Argentina, such as IT integration expenses. Costs in connection with the integration may be higher than expected, and we may also incur unanticipated integration-related costs. These costs could adversely affect our financial condition, results of operation or prospects of our business after the Acquisition.

USE OF PROCEEDS
All of the ADSs being offered hereby are being sold by the selling shareholder. We will not receive any proceeds from the sale of ADSs by the selling shareholder.

SELLING SHAREHOLDER
We have prepared this prospectus to allow the selling shareholder to offer and sell from time to time up to 11,382,161 ADSs, representing up to 113,821,610 Class B ordinary shares, issued to the selling shareholder as part of the purchase price in the Acquisition. The following table sets forth (i) the name of the selling shareholder and (ii) the number of Class B ordinary shares represented by ADSs beneficially owned by the selling shareholder.

The information set forth in the table below is based upon information obtained from the selling shareholder as of December 31, 2024. Beneficial ownership is determined in accordance with Rule 13d-3(d) under the Exchange Act. The percentage of Class B ordinary shares beneficially owned prior to any offering made pursuant to this prospectus is based on 1,193,470,441 Class B ordinary shares outstanding as of December 31, 2024 and the number of Class B ordinary shares represented by the ADSs offered hereby.

Selling Shareholder	Number of Class B Ordinary Shares Owned Prior to the Offering	Percentage of Class B Ordinary Shares Owned Prior to the Offering	Maximum Number of Class B Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Class B Ordinary Shares Owned After the Offering*	Percentage of Class B Ordinary Shares Owned After the Offering
HSBC Bank plc (1)	114,922,070	8.8%	113,821,610	—*	—
*Less than 1%. Assumes the sale by the selling shareholder of all ADSs registered pursuant to this prospectus. The selling shareholder may sell all, some or none of the ADSs representing the Class B ordinary shares included in this prospectus. See “Plan of Distribution.”
(1) Includes 1,100,460 Class B ordinary shares beneficially owned by the selling shareholder that are not being registered pursuant to this registration statement. The address of the selling shareholder is 8-14 Canada Square, London, E14 5HQ, United Kingdom.

DESCRIPTION OF SHARE CAPITAL
For a description of our share capital, including the rights and obligations attached thereto, please refer to “Item 10. Additional Information—Memorandum and Articles of Association—Description of Our Bylaws” in our Form 20-F, which is incorporated by reference herein.
DESCRIPTION OF AMERICAN DEPOSITARY SHARES
For a description of the ADSs, including the rights and obligations attached thereto, please refer to “Item 12-D. American Depositary Shares” in our Form 20-F, which is incorporated by reference herein, as well as to the registration statement on Form F-6 (Registration No. 333-175170) including the Deposit Agreement pursuant to which the ADSs will be issued, which is filed as an exhibit thereto.

TAXATION
Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

PLAN OF DISTRIBUTION
The securities may be sold by the selling shareholder, and the underwriters may resell the securities, directly or through agents in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The securities may be sold in portions outside the United States at an offering price and on terms specified in the applicable prospectus supplement relating to a particular issue of the securities. Without limiting the generality of the foregoing, any one or more of the following methods may be used when selling the securities:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•settlement of short sales entered into after the date of this prospectus;
•sales in which broker-dealers agree with us or the selling shareholder to sell a specified number of securities at a stipulated price per security;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•by pledge to secure debts or other obligations;
•by an underwritten public offering;
•in a combination of any of the above; or
•any other method permitted pursuant to applicable law.
In addition, the securities may be sold by way of exercise of rights granted pro rata to our existing shareholders.
The selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ADSs in the course of hedging the positions they assume. The securities may also be sold short, and securities covered by this prospectus may be delivered to close out such short positions, or the securities may be loaned or pledged to broker-dealers that in turn may sell them. Options, swaps, derivatives or other transactions may be entered into with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the securities and Class B ordinary shares, respectively, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling shareholder may also grant, loan or pledge securities to third parties in privately negotiated transactions or sell securities not covered by this prospectus to third parties in privately negotiated transactions.

Any underwriters or agents will be identified, and their compensation described in the applicable prospectus supplement.

In connection with the sale of securities, the underwriters or agents may receive compensation from us, the selling shareholder or from purchasers of the securities for whom they may act as agents. The underwriters may sell securities to or through dealers, who may also receive compensation from the underwriters or from purchasers of the securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us or the selling shareholder and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.
We or the selling shareholder may enter into agreements that will entitle the underwriters, dealers and agents to indemnification by us or the selling shareholder against and contribution toward certain liabilities, including liabilities under the Securities Act.
Certain underwriters, dealers and agents and their associates may be customers of, engage in transactions with or perform commercial banking, investment banking, advisory or other services for the selling shareholder or us, including their or our subsidiaries, in the ordinary course of their business.
If so indicated in the applicable prospectus supplement relating to a particular issue of securities, the underwriters, dealers or agents will be authorized to solicit offers by certain institutions to purchase the securities under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.
We will advise the selling shareholder that while it is engaged in a distribution of the securities, it is required to comply with Regulation M promulgated under the Exchange Act (“Regulation M”). With limited exceptions, Regulation M precludes the selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. All of the foregoing might affect the marketability of the securities.
LEGAL MATTERS
Certain legal matters with respect to Argentine law will be passed upon for us by our Argentine counsel, Estudio Beccar Varela.
EXPERTS
The consolidated financial statements incorporated in this registration statement by reference to Grupo Galicia’s Current Report on Form 6-K dated November 26, 2024 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this registration statement by reference to the Annual Report on Form 20-F of Grupo Galicia for the year ended December 31, 2023 have been so incorporated in reliance on the report of Price Waterhouse & Co. S.R.L., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8. Indemnification of Directors and Officers
Grupo Financiero Galicia S.A.’s bylaws do not provide indemnity to the members of its board of directors, past or present, and under Argentine law they remain liable to Grupo Financiero Galicia S.A., its shareholders and creditors, for any damage they cause through acts contrary to the law or the bylaws, as well as for acts executed in breach of the duties inherent to the discharge of their office.
Grupo Financiero Galicia S.A. maintains an insurance policy that protects its directors, officers and syndics (members of the supervisory committee), for liabilities incurred as a result of actions taken by them in their official capacity, associated with any civil, criminal or administrative process.
Item 9. Exhibits

Exhibit No.	Name of Document	Method of Filing
1.1	Form of underwriting agreement for equity securities of the Registrant	To be filed by amendment or incorporated by reference to a subsequently furnished Report on Form 6-K
3.1	Restated By-laws of the Registrant	Incorporated by reference to Exhibit 1.1 to the Form 20-F filed by the Registrant on April 26, 2024 (File No. 00030852).
4.1	Amended and Restated Deposit Agreement, dated as of July 12, 2011, among the Registrant, The Bank of New York Mellon, as depositary, and the holders from time to time of American Depositary Shares issued thereunder	Incorporated by reference to Exhibit 2.1 to the Form 20-F filed by the Registrant on April 26, 2024 (File No. 00030852).
5.1	Opinion of Estudio Beccar Varela, Argentine counsel	Filed herewith.
23.1	Consent of Price Waterhouse & Co. S.R.L., independent registered public accounting firm	Filed herewith.
23.2	Consent of Estudio Beccar Varela	Included as part of Exhibit 5.1.
24.1	Powers of Attorney of the Registrant	Included on the signature pages.
107	Filing Fee Table	Filed herewith.
Item 10. Undertakings
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(B)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total U.S. dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(C)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(A), (a)(1)(B) and (a)(1)(C) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
(5)That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(A)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(B)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(C)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(D)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)The undersigned registrant hereby undertakes that:
(1)For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant, Grupo Financiero Galicia S.A., a corporation incorporated and existing under the laws of Argentina, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Form F-3 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ciudad Autónoma de Buenos Aires, Argentina on January 2, 2025.
GRUPO FINANCIERO GALICIA S.A.
By: /s/ Fabián E. Kon
Name: Fabián E. Kon
Title: Chief Executive Officer
POWER OF ATTORNEY
Each of the undersigned do hereby constitute and appoint Fabián E. Kon and Diego Rivas and each of them, individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities (including his capacity as a director and/or officer of the registrant), to sign any and all amendments and post-effective amendments and supplements to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Form F-3 registration statement has been signed by the following persons in the capacities and on the dates indicated.
By: /s/ Fabián E. Kon
Name: Fabián E. Kon
Title: Chief Executive Officer (Principal Executive Officer)
Date: January 2, 2025

By: /s/ Diego Rivas
Name: Diego Rivas
Title: Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Date: January 2, 2025

By: /s/ Eduardo J. Escasany
Name: Eduardo J. Escasany
Title: Chairman
Date: January 2, 2025
By: /s/ Pablo Gutierrez
Name: Pablo Gutierrez
Title: Vice Chairman
Date: January 2, 2025
By:    Federico Braun

    Name: Federico Braun
Title: Director
Date: January 2, 2025
By: /s/ Silvestre Vila Moret
Name: Silvestre Vila Moret
Title: Director
Date: January 2, 2025
By: /s/ Sebastián Gutierrez
Name: Sebastián Gutierrez
Title: Director
Date: January 2, 2025
By: /s/ Tomás Braun
Name: Tomás Braun
Title: Director
Date: January 2, 2025
By: /s/ Alejandro Asrin
Name: Alejandro Asrin
Title: Director
Date: January 2, 2025
By: /s/ Claudia Raquel Estecho
Name: Claudia Raquel Estecho
Title: Director
Date: January 2, 2025
By: /s/ Miguel C. Maxwell
Name: Miguel C. Maxwell
Title: Director
Date: January 2, 2025

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the undersigned, a duly authorized representative of Grupo Financiero Galicia S.A. in the United States, has signed this registration statement on January 2, 2025.
By: /s/ Gloria E. Palomino Moreno
Name: Gloria E. Palomino Moreno
Title: Authorized Representative in the United States